Exhibit 31.2

CERTIFICATIONS

I, Richard L. Feinstein, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Ameritrans Capital Corporation;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 29, 2011	/s/ Richard L. Feinstein Richard L. Feinstein Chief Financial Officer